                 SIZZLER INTERNATIONAL, INC. AND SUBSIDIARIES



                                  EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Sizzler International, Inc.

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement file Number 333-38412, 333-47659 and 333-476661.



ARTHUR ANDERSEN LLP


Los Angeles, California
July 21, 2000